Exhibit 99.1
Solectron Announces First Quarter Financial Results
For Immediate Release: Dec. 21, 2006
MILPITAS, Calif. — Solectron Corporation (NYSE:SLR), a leading provider of electronics manufacturing and integrated supply chain services, today reported sales of $3.00 billion in the first quarter of fiscal 2007, an increase of 3.3 percent over fourth quarter fiscal 2006 revenues of $ 2.90 billion, and an increase of 22 percent over first quarter fiscal 2006 revenues of $2.46 billion.
The company reported GAAP profit after tax from continuing operations of $6.6 million, or $ 0.01per share, in the first quarter of fiscal 2007, compared with a GAAP profit after tax from continuing operations of $ 38.8million, or $ 0.04per share, in the fourth quarter of fiscal 2006. First quarter fiscal 2007 results include $34.6 million in charges related to a restructuring program announced in October 2006. In the first quarter of fiscal 2006, Solectron reported a GAAP profit after tax from continuing operations of $ 20.2million, or $ 0.02per share.
Non-GAAP profit after tax was $47.6 million, or $0.05 per share, in the first quarter of fiscal 2007, compared with non-GAAP profit after tax of $54.8 million, or $ 0.06per share, for the fourth quarter of fiscal 2006. In the first quarter of fiscal 2006, Solectron reported non-GAAP profit after tax of $ 28.1million, or $ 0.03per share. Non-GAAP financial results do not include restructuring costs, impairment charges, amortization of intangibles, stock-based compensation expenses, or other unusual or infrequent items. Please refer to “Non-GAAP Information” below for further information.
“I am pleased with the strength of our revenue in the first quarter,” said Mike Cannon, president and chief executive officer of Solectron. “While first quarter gross margin did not meet our expectations, we are committed to achieving the growth and profitability targets we have set for Fiscal 2007, and expect to show an improving trend in profitability in the second half of the year.”
Second Quarter 2007 Guidance
Fiscal second quarter guidance is for sales of $2.8 billion to $3.0 billion, and for non-GAAP EPS from continuing operations in a range of 4 cents to 6 cents, on a fully diluted basis.
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Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, Solectron also discloses non-GAAP results of operations that exclude certain items. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain charges to better assess operating performance. Earnings guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such charges.
Consistent with industry practice, management has historically applied these non-GAAP measures when discussing earnings or earnings guidance and intends to continue doing so.
Non-GAAP information is not determined using GAAP. Therefore, the information is not necessarily comparable to other companies and should not be used to compare the company’s performance over different periods. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made. In addition, Solectron’s GAAP financial results often reflect one-time events and adjustments, and therefore a comparison of GAAP results over different periods can be difficult. See the tables at the end of this press release for a reconciliation of GAAP amounts to amounts reported under non-GAAP. A reconciliation from GAAP to non-GAAP results is contained in the attached financial summary and is available in the Investor Relations section of our website at www.solectron.com.
Webcast To Be Held Today
At 4:30 p.m. ET today, Solectron will hold a conference call to discuss its first quarter financial results. A live webcast can be accessed at www.solectron.com. Supplemental financial information related to the conference call will also be available in the Investor Relations section of this Web site. Following the live broadcast, the archived webcast will be available at www.solectron.com/investor/events.htm.
An audio replay will also be available December 21, 2006, two hours after the conclusion of the call. To access the replay, call +1 (800) 642 1687 from within the United States, or +1 (706) 645 9291 from outside the United States, and specify pass code 3302507.
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Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended regarding our financial outlook for the second quarter of fiscal 2007 and beyond. These forward-looking statements involve a number of risks and uncertainties, and are based on current expectations, forecasts and assumptions.
Actual outcomes and results could differ materially. These risks and uncertainties include: our ability to continue to win business and satisfy customers; reliance on major customers; the present and future strength of the worldwide economy overall, and in the telecommunications and other electronics technology sectors in particular; our ability to continue to improve our operating metrics; the accuracy of our projections of cash flows and capital requirements; incurring more restructuring-related charges than currently anticipated; our ability to complete our announced restructuring plan within the stated timeframe; the risk of price fluctuation; fluctuations in operating results; changes in technology; competition; variations in demand forecasts and orders that may give rise to operational challenges such as excess plant, equipment and materials; risks associated with international sales and operations; business disruptions; exposure to product warranty or liability claims; our ability to properly manage acquisitions; any unidentified weaknesses or deficiencies in our internal controls over financial reporting; interest rate risk; existing and new environmental regulations; market and segment risk; our ability to retain key personnel; unanticipated tax liabilities and adverse outcomes resulting from tax examinations; and the impact of our outstanding litigation and other contingent liabilities.
For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Supplemental information, condensed consolidated balance sheets and statements of operations follow. All monetary amounts are stated in U.S. dollars.
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Q1’07
GAAP to Non-GAAP Reconciliation	Quarter Ended
(in millions)	November 30, 2006
Income on a GAAP Basis	$6.0
Discontinued operations	$(0.6)

Income from continuing operations on a GAAP Basis	$6.6
Restructuring and impairment charges	$34.6
Amortization of intangibles	$1.1
Stock compensation expense	$6.1
Other	$(0.8)

Income from continuing operations on a non-GAAP Basis	$47.6

GAAP to Non-GAAP Reconciliation: Earnings Per Share	Quarter Ended
(in millions, except per-share data)	November 30, 2006
Income on a GAAP Basis	0.01
Discontinued Operations	(0.00)

Diluted net income per share from continuing operations on a GAAP basis	0.01
Restructuring and impairment charges, amortization of intangibles and stock compensation expense	0.04
Other	(0.00)

Diluted net income per share from continuing operations on a non-GAAP basis	0.05

Number of shares (millions) used to compute diluted net income per share - GAAP and non-GAAP	897.4
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Q4’06
GAAP to Non-GAAP Reconciliation	Quarter Ended
(in millions)	August 31, 2006

Income on a GAAP Basis	$36.8
Discontinued operations	$(1.2)
Cumulative effect of change in accounting principle, net	$(0.8)

Income from continuing operations on a GAAP Basis	$38.8
Restructuring and impairment charges	$4.9
Amortization of intangibles	$1.1
Stock compensation expense	$5.4
Taxes	$(0.2)
Other	$4.8

Income from continuing operations on a non-GAAP Basis	$54.8

GAAP to Non-GAAP Reconciliation: Earnings Per Share	Quarter Ended
(in millions, except per-share data)	August 31, 2006

Income on a GAAP Basis	0.04
Discontinued operations	(0.00)
Cumulative effect of change in accounting principle, net	(0.00)

Diluted net income per share from continuing operations on a GAAP basis	0.04
Restructuring and impairment charges, amortization of intangibles and stock compensation expense	0.01
Taxes	(0.00)
Other	0.01

Diluted net income per share from continuing operations on a non-GAAP basis	0.06

Number of shares (millions) used to compute diluted net income per share - GAAP and non-GAAP	903.0

Q1'06
GAAP to Non-GAAP Reconciliation	Quarter Ended
(in millions)	November 30, 2005

Income on a GAAP Basis	$24.0
Discontinued operations	$3.8

Income from continuing operations on a GAAP Basis	$20.2
Restructuring and impairment charges	$0.9
Amortization of intangibles	$2.3
Stock compensation expense	$4.7

Income from continuing operations on a non-GAAP Basis	$28.1

GAAP to Non-GAAP Reconciliation: Earnings Per Share	Quarter Ended
(in millions, except per-share data)	November 30, 2005

Income on a GAAP Basis	0.02
Discontinued operations	0.00

Diluted net income per share from continuing operations on a GAAP basis	0.02
Restructuring and impairment charges, amortization of intangibles and stock compensation expense	0.01

Diluted net income per share from continuing operations on a non-GAAP basis	0.03

Number of shares (millions) used to compute diluted net income per share - GAAP and non-GAAP	925.9
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Supplemental Data
Sales Percentage by Market Segment
Computing and Storage	31%
Networking Equipment	26%
Communications	20%
Consumer	11%
Industrial	8%
Automotive	2%
Other	2%
About Solectron
Solectron Corporation (www.solectron.com) provides a full range of electronics manufacturing and supply chain management services to the world’s leading networking, telecommunications, computing, consumer, automotive, industrial and medical device firms. The company’s industry-leading Lean Six Sigma methodology (Solectron Production System™) provides OEMs with low cost, flexibility and quality that improves competitive advantage. Solectron’s service offerings include new product introduction, collaborative design, materials management, product manufacturing, product warranty repair and end-of-life support. Based in Milpitas, Calif., Solectron operates in more than 20 countries on five continents and had sales from continuing operations of $10.6 billion in fiscal 2006.
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Analyst Contacts:

Perry G. Hayes, Solectron Corporation, (408) 956-7543 (U.S.), perryhayes@solectron.com
Ed Lockwood, Solectron Corporation, (408) 956-6959 (U.S.), edlockwood@solectron.com
Media Contact:
Corey Olfert, Solectron Corporation, (408) 956-7552 (U.S.), coreyolfert@solectron.com

SOLECTRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US$ in millions)
unaudited

	Nov. 30	Aug. 31
	2006	2006
ASSETS
Current assets:
Cash, cash equivalents and short-term investments*	$1,061.6	$1,180.5
Accounts receivable, net	1,500.8	1,429.3
Inventories	1,599.2	1,516.1
Prepaid expenses and other current assets	299.7	225.8

Total current assets	4,461.3	4,351.7
Property and equipment, net	739.2	673.4
Goodwill	155.1	155.2
Other assets	115.1	193.3

Total assets	$5,470.7	$5,373.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$23.1	$89.5
Accounts payable	1,698.9	1,616.7
Accrued employee compensation	199.3	170.4
Accrued expenses and other current liabilities	475.8	427.6

Total current liabilities	2,397.1	2,304.2
Long-term debt	618.8	619.4
Other long-term liabilities	37.4	36.3

Total liabilities	$3,053.3	$2,959.9

Commitments and contingencies
Stockholders’ equity:
Common stock	0.9	1.0
Additional paid-in capital	7,581.8	7,585.2
Accumulated deficit	(5,067.3)	(5,073.3)
Accumulated other comprehensive loss	(98.0)	(99.2)

Total stockholders’ equity	2,417.4	2,413.7

Total liabilities and stockholders’ equity	$5,470.7	$5,373.6

*	Includes $16.7 million and $31.6 million of restricted cash balances as of Nov. 30, 2006 and Aug. 31, 2006, respectively, and $20.5 million and $22.9 million of short-term investments as of Nov. 30, 2006 and Aug. 31, 2006, respectively.

SOLECTRON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per-share data)
unaudited

	Three Months Ended Nov. 30
	2007	2006
Net sales	$2,999.1	$2,456.4
Cost of sales	2,849.7	2,330.8

Gross profit	149.4	125.6

Operating expenses:
Selling, general and administrative	109.8	107.4
Restructuring and impairment costs	34.6	0.9

Operating income	5.0	17.3

Interest income	10.2	12.1
Interest expense	(7.3)	(6.7)
Other (expense) income, net	(0.9)	1.9

Operating income from continuing operations before income taxes	7.0	24.6
Income tax expense	0.4	4.4

Income from continuing operations	$6.6	$20.2

Discontinued operations:
(Loss) income from discontinued operations	$(0.6)	$3.8
Income tax expense	—	—

(Loss) income from discontinued operations	(0.6)	3.8

Net income	$6.0	$24.0

Basic net income per share:
Continuing operations	$0.01	$0.02
Discontinued operations	—	0.01

Basic net income per share	$0.01	$0.03

Diluted net income per share:
Continuing operations	$0.01	$0.02
Discontinued operations	—	0.01

Diluted net income per share	$0.01	$0.03

Shares used to compute basic net income per share	895.4	925.2
Shares used to compute diluted net income per share	897.4	925.9